UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55616

Maryland	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, SS Growth Operating Partnership, L.P. (the “Operating Partnership”), the operating partnership of Strategic Storage Growth Trust, Inc. (the “Registrant”), and certain property-owning special purpose entities wholly-owned by the Operating Partnership (collectively, the “Borrower”), obtained a senior secured revolving loan (the “KeyBank Facility”) from KeyBank, National Association, as administrative agent (“KeyBank”), and the lenders party thereto, pursuant to a credit agreement, dated July 31, 2014 (the “Credit Agreement”), for the purpose of funding real property acquisitions. On July 26, 2017, the maturity date under the Credit Agreement was extended to September 29, 2017 and on September 29, 2017, the maturity date under the Credit Agreement was extended to November 30, 2017. The maximum potential amount the Registrant may borrow under the KeyBank Facility is $40 million.

On November 30, 2017, the Borrower and KeyBank entered into the Seventh Amendment (the “Seventh Amendment”) to the Credit Agreement that further extends the maturity date under the Credit Agreement to December 14, 2017. The remaining terms and conditions of the Credit Agreement continue in full force and effect.

The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

10.1	Seventh Amendment to the Credit Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE GROWTH TRUST, INC.

Date: December 1, 2017	By:	/s/ Michael O. Terjung
Michael O. Terjung
Chief Financial Officer and Treasurer